EXHIBIT 10.4

                                [ECA LETTERHEAD]


August 19, 2002


Mr. Rob Chmiel CFO and COO
Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Blvd., Suite 120
Woodland Hills, CA  91367

Dear Rob:

     We are writing this letter to confirm our understanding that Europlay Capital Advisors, LLC ("ECA") has been retained for a period of 12 months from the date this letter (the "LETTER AGREEMENT") is accepted by you, by Brilliant Digital Entertainment, Inc. and its subsidiaries, and affiliates (collectively, "BDE" or the "COMPANY") to provide non-exclusive consulting services to the Company which may include (a) advising the BDE business development team, providing strategic financial, marketing and managerial advice, introducing corporate alliance partners, for the primary purpose of promoting, marketing, and exploiting the Company's private peer-to-peer network currently known as "Altnet"; and (b) advising the BDE business development team in connection with the Company's (1) Brilliant Banner ad strategy, and (2) b3d software authoring tools known as b3d Studio and Studio Pro.

A. CONSULTING SERVICES. In connection with its non-exclusive consulting services, ECA shall:

     (a) develop business relationships and achieve strategic sales relationships for Altnet services primarily focused on leveraging Altnet technologies to generate money saving enterprise and entertainment based retail solutions for distributed network, processing and storage services;

     (b) work directly with senior management of the Company. Such work shall include the development of business plans, strategic directions, documentation, and promotional and support materials for presentations to and follow-up communications with potential customers relating to commercial applications of Altnet technologies;

     (c) advise the Company in connection with its relationships with advertising sales organizations ("ASOs") to promote the acceptance of Brilliant Banner ad serving technology and achieve sales of Brilliant Banner Campaigns. By way of example only, and not of limitation, some of the ASOs currently identified by the Company include: DoubleClick; Advertising.com; 24/7 Real Media; Interep Interactive; 411 Web; and Premium Networks; and

     (d) identify third party developers which are potential licensees of b3d Studio and b3d Studio Pro and help actively market and negotiate licensing transactions of these software tools to such potential licensees.


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Europlay Capital Advisors, LLC

Mr. Rob Chmiel
August 19, 2002
Page 2


     All business and legal decisions regarding any transaction with third parties shall be made by the Company, in its sole discretion, and all transactional documents shall be executed by the Company, and the Company shall not be bound by ECA or any of its agents, members or employees, or otherwise, except by a writing signed by the Company or such member. The Company shall be free to reject any proposed transaction for any reason or no reason without liability (except for reimbursement of actual out-of-pocket expenses and other fees payable pursuant to this Letter Agreement as set forth below and for the indemnification provisions contained in Schedule 1 of this Letter Agreement) to ECA.

B. COMPENSATION. As compensation for services to be provided by ECA hereunder, the Company shall pay to ECA the following fees (the "ECA FEES"):

     (a) RETAINER FEES: $10,000 per month, payable to ECA at the beginning of each month, with the first payment for the month of August 2002 (pro rated for the number of days then remaining) due on signing. Notwithstanding the foregoing, all Retainer Fees earned by ECA shall not be paid, but rather shall accrue until such time as the Company has recognized at least Two Hundred Fifty Thousand Dollars ($250,000) in revenues (determined in accordance with GAAP) in two consecutive calendar months (the "RETAINER TRIGGER"). Following the Retainer Trigger, the Company shall promptly pay ECA all accrued amounts, and shall thereafter pay ECA the monthly retainer in accordance with the first sentence of this clause (a).

     (b) REVENUE SHARING FEES: With respect to any revenue generating activity, in connection with which ECA has provided services to the Company hereunder, the Company shall pay or cause to be paid to ECA a commission equal to its Applicable Percentage of Net Receipts (the "Commission"). For purposes of this Agreement, "APPLICABLE PERCENTAGE" shall mean the following percent of Net Receipts calculated on a cumulative basis:

          NET RECEIPTS                           APPLICABLE PERCENTAGE
          ------------                           ---------------------

          Up to                                  12.5% of Net Receipts
          $20,000,000

          Over $20,000000                        15% of Net Receipts

     C. DEFINITIONS. For purposes of this Agreement, "NET RECEIPTS" means the fair market value of all consideration (whether in the form of cash, advances, securities, benefits, lines of credit, debt, other property or otherwise) actually received by the Company or its subsidiaries or equity holders, and not refundable pursuant to any written agreement with a third party, at any time from and after the date hereof (including after expiration of the Term) to the extent received pursuant to a written or oral agreement entered into during the Term, with


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Europlay Capital Advisors, LLC

Mr. Rob Chmiel
August 19, 2002
Page 3


          any deferred or contingent consideration calculated and paid when received by the Company or its subsidiaries or equity holders.

     D. EXPENSE REIMBURSEMENT: Upon receipt of periodic invoices from ECA, the Company shall reimburse ECA for all reasonable out-of-pocket expenses incurred by ECA in connection with this Agreement, including but not limited to printing, delivery, research, accounting, meals and travel (first class or equivalent), provided that ECA receives prior approval for any single expense exceeding $500. Additionally, the Company shall be responsible for all other expenses associated with this Agreement, including, but not limited to, its own accounting and legal fees. The Company shall promptly remit reimbursement of out-of-pocket expenses to ECA whether or not a transaction is consummated, or this Letter Agreement is terminated, and hereby agrees that remittance of payment for such expenses shall be payable upon receipt of an invoice by ECA.

     E.   ADDITIONAL PROVISIONS.

               The Company shall notify ECA in advance of any closing of a transaction so that ECA may attend any and all such closings. ECA shall have reasonable access to all closing documents and any other materials necessary to ascertain and collect its fee hereunder and shall be furnished at the time of closing with copies of such agreements, opinions, certificates and other documents delivered as ECA may reasonably request.

               As ECA will be acting on behalf of the Company, it is ECA's practice to receive indemnification for certain liabilities which may arise in connection with its work for the Company as set forth in
          Schedule I hereto, which is incorporated herein by this reference. In no event, regardless of the legal theory advanced and except for any exceptions set forth in Schedule I, shall ECA's aggregate liability to all parties in connection with its services hereunder exceed the fees actually received by ECA hereunder. Assuming that any aggregate liability is not found in a final judgment by a court of competent jurisdiction to have resulted primarily from ECA's gross negligence or willful misconduct, in no event shall the expense reimbursement described in the preceding paragraph offset or otherwise be applied to the Company's agreement to indemnify ECA as described in the attached indemnification agreement.

               The Company shall make available to ECA in writing all information concerning the Company and its operations (whether in original or summary form as determined by the Company) which ECA reasonably requests, as well as any other information relating to transactions for which ECA is providing services hereunder, prepared by the Company or any of its other advisors. ECA shall be entitled to rely upon all such information supplied to it by the Company, or its advisors, and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal. All information given to ECA by the Company will be held by ECA in confidence and will


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Europlay Capital Advisors, LLC

Mr. Rob Chmiel
August 19, 2002
Page 4


          not be disclosed to anyone without the Company's prior written approval or used for any purpose other than those referred to in this Letter Agreement.

               Either party may terminate this engagement at any time upon written advice to that effect. In the event of a termination by the Company or upon the expiration of this Letter Agreement, ECA shall be entitled to (i) prompt payment of all Retainer Fees payable through the termination date, pro rated based on the number of days that have elapsed during the month of termination, provided, however, that if the Retainer Trigger has not occurred, such payment shall be made promptly following the Retainer Trigger, and (ii) all out-of-pocket expenses for which ECA is entitled to reimbursement in accordance with this Agreement.

               This Letter Agreement shall be binding upon and inure to the benefit of the Company, ECA and its respective successors and assigns. This Letter Agreement represents the entire and final understanding between the parties with no other formal agreement contemplated. This Letter Agreement may not be modified except by a written agreement by all of the parties, and represents the entire agreement between the parties.

               The Company acknowledges that its engagement of ECA is not intended to confer rights upon any person not a party hereto (including, but not limited to shareholders, employees or creditors of the Company) as against ECA, ECA's subsidiaries and affiliates or its respective directors, officers, agents and employees.

               The Company represents and warrants to ECA that (i) this Letter Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, and (ii) any offering materials will not, when delivered for distribution in connection with a transaction and at the closing of a transaction, contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall advise ECA promptly of the occurrence of any event or any other change that results in the information or offering materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               ECA and the members associated with ECA represent and warrant to the Company that (i) ECA is a valid and existing limited liability company, and (ii) this Letter Agreement has been duly authorized, executed and delivered by ECA and constitutes a legal, valid and binding agreement of ECA enforceable in accordance with its terms. In addition, ECA and each member, agent or related party associated with ECA in connection with this Letter Agreement has full authority and is free from any restrictions to enter into this Letter Agreement and render the services contemplated herein without any restriction or breach of any obligation or contractual and/or fiduciary duty to any third party.


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Europlay Capital Advisors, LLC

Mr. Rob Chmiel
August 19, 2002
Page 5


               Following the closing of any transaction for which ECA is compensated hereunder, ECA or its designees may, at its own expense, place an announcement in such newspapers and periodicals it may choose stating it has acted as consultant or advisor in the transaction.

               This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with California law (without regard to any rule or principles of conflicts of law that might look to any jurisdiction outside of California).

               In the event of any dispute arising out of or in connection with this Letter Agreement, any party may submit such dispute to arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles County, California. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil
          Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. If the dispute qualifies, all arbitrators shall be selected from the Large, Complex Case Panel of the American Arbitration Association. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction. The losing party in any litigation or arbitration related to or arising out of this Agreement, including actions in tort, shall pay the costs and expenses (including reasonable attorneys' fees) of the prevailing party as determined by a court of competent jurisdiction.

               ECA agrees that the Company may assign all or any portion of this Letter Agreement to a Company subsidiary, provided that any such assignment shall not relieve the Company of its obligations hereunder.


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Europlay Capital Advisors, LLC

Mr. Rob Chmiel
August 19, 2002
Page 6

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter enclosed.

                                               Very truly yours,

                                               Europlay Capital Advisors, LLC


                                               By:      /S/ PAMELA COLBURN
                                                        ------------------------
                                                        Pamela Colburn
                                               Its:     Managing Director

Accepted and agreed to
this 19th day of August, 2002

Brilliant Digital Entertainment, Inc.


By:      /S/ ROBERT CHMIEL
         ---------------------------
         Rob Chmiel
Its:     Chief Financial Officer and
         Chief Operating Officer



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Europlay Capital Advisors, LLC
21900 Burbank Blvd. STE 270
Woodland Hills, CA 91367

Gentlemen:

     In addition to the fees and expenses which the Company has agreed to pay for the services to be performed pursuant to the letter agreement of even date herewith (the "AGREEMENT"), the Company agrees: (i) to indemnify and hold Europlay Capital Advisors, LLC (which term for purposes of this letter includes its subsidiaries, affiliates, directors, controlling persons (as such term is defined under the Securities Act of 1933), officers, employees and agents) (herein after, "ECA") harmless against and from all losses, claims, damages or liabilities, joint or several (and all actions, claims, proceedings and investigations in respect thereof), to which ECA may become subject in connection with its performance of services in accordance with the Agreement under any of the Federal securities laws, under any other statute, at common law or otherwise; (ii) that ECA will not be culpable for and will have no liability to the Company for or with respect to any and all losses, claims, damages or liabilities, of the Company incurred in connection with ECA's performance of services in accordance with the Agreement; and (iii) in each case to reimburse ECA for all reasonable legal and other out-of-pocket expenses (including the cost of investigation and preparation) as and when incurred by ECA arising out of or in connection with any action, claim, proceeding or investigation (whether initiated or conducted by one or more members of the Company or any other party) in connection therewith, whether or not resulting in any liability (and whether or not ECA is a defendant in, or target of, any such action, claim, proceeding or investigation); provided, however, that the Company shall not be liable to ECA pursuant to clauses (i) and (iii) above and the Company's exculpation of ECA pursuant to clause (ii) above shall not apply in any such case to the extent that any such loss, claim, damage or liability is found in binding arbitration or in a final judgment by a court of competent jurisdiction to have resulted primarily from ECA's gross negligence or willful misconduct in performing the services which are the subject of the Agreement. If for any reason the foregoing indemnification (including reimbursement pursuant to clause (iii) above) or exculpation is unavailable to ECA or insufficient to hold it harmless (except to the extent it is unavailable or insufficient because the Company is not liable pursuant to the preceding sentence), then the Company shall contribute to the amount paid or payable by ECA as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and ECA on the other hand, but also the relative fault of the Company and ECA as well as any relevant equitable considerations; provided that, assuming that any such loss, claim, damage or liability is not found in binding arbitration or in a final judgment by a court of competent jurisdiction to have resulted primarily from ECA' gross negligence or willful misconduct, ECA's aggregate contribution hereunder will not exceed the amount of fees actually received by ECA pursuant to the Agreement. The indemnity, exculpation, reimbursement and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall survive any termination of the Agreement and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and ECA.

     If any action, claim, proceeding or investigation is instituted or threatened against ECA in respect of which indemnity may be sought against the Company hereunder, ECA shall promptly


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notify the Company thereof in writing, but the omission so to notify the Company shall not relieve the Company from any other obligation or liability that the Company may have to ECA under this letter or otherwise unless the Company is materially and incurably prejudiced as a result of such omission. ECA will have the right to retain counsel of its choice to represent ECA in connection with any such action, claim, proceeding or investigation, provided that such counsel shall be reasonably satisfactory to the Company. The Company will not be liable hereunder for any settlement thereof by ECA without the Company's written consent, which will not be unreasonably withheld.

     Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

                                           Very truly yours,

                                           Brilliant Digital Entertainment, Inc.


                                           By:      /S/ ROBERT CHMIEL
                                                    ----------------------------
                                                    Rob Chmiel
                                           Its:     Chief Financial Officer and
                                                    Chief Operating Officer

Accepted and agreed to
this 19th day of August, 2002

Europlay Capital Advisors, LLC


By:      /S/ PAMELA COLBURN
         -------------------------
         Pamela Colburn
Its:     Managing Director


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